Exhibit 10.4

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of October __, 2025, is entered into by and among Kiara Capital Holding Limited, a company incorporated in the British Virgin Islands (“Buyer”), the parties set forth on Schedule A hereto (each a “Seller”, and collectively, the “Sellers”), and Kazuho Komoda in his capacity as the representative of the Sellers in accordance with Section 8.10 (the “Seller Representative”). Buyer, the Sellers and the Seller Representative are each sometimes referred to herein individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, each Seller is the owner of such Class B Shares (as defined herein) and/or Class A Shares (as defined herein) set forth across from such Seller’s name under the column entitled “Sale Securities” on Schedule A hereto (such Class B Shares and Class A Shares, collectively, the “Sale Securities”);

WHEREAS, each Seller wishes to sell to Buyer, and Buyer wishes to purchase from each Seller, all of such Seller’s right, title and interest in and pertaining to such Seller’s Sale Securities, all upon the terms and conditions hereinafter set forth (collectively, the “Secondary Purchase”); and

WHEREAS, the consummation of the Secondary Purchase is contemplated to occur subject to and conditional upon both (i) the offer and sale by Prestige Wealth Inc. (NASDAQ: PWM), an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), to Buyer of certain additional Class B Shares and warrants to purchase Class B Shares from the Company (the “Direct Subscription”) and (ii) the offer and sale by the Company to certain qualified investors of no less than $100 million worth of Ordinary Shares (as defined herein) or pre-funded warrants to purchase Ordinary Shares in lieu thereof and warrants to purchase Ordinary Shares (the “PIPE Financing”, and collectively with the Secondary Purchase and the Direct Subscription, the “Contemplated Transactions”, and the agreements memorializing the Contemplated Transactions, collectively, the “Contemplated Transaction Documents”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.01 Certain Definitions.

“2025 Form 20-F” means the Company’s Annual Report on Form 20-F for the fiscal year ending September 30, 2025 (including the exhibits thereto and documents incorporated by reference therein, notes and schedules thereto and consolidated financial statements and notes of the Company contained or incorporated by reference).

“Action” means any action, claim, suit, inquiry, notice of violation, proceeding or investigation (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means (a) with respect to an entity, any Person controlling, controlled by or under common control with such entity and (b) with respect to an individual, any immediate family member of such individual, whether by blood or marriage (including spouses, children, parents and siblings). For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Aggregate Escrow Amount” means $300,000.

“Aggregate Purchase Price” means $5,000,000.

“Applicable Law” means all applicable federal, state, provincial, local or foreign laws (including common laws), statutes, rules, regulations, guidance documents, ordinances, codes, directives, judgments, orders (judicial or administrative), decrees, injunctions and writs of any Governmental Authority or any similar provisions having the force or effect of law.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or the Cayman Islands are required or permitted by Applicable Law to be closed.

“Buyer’s Knowledge” means the actual knowledge of the members of the board of directors of Buyer, as well as the knowledge such individual would have acquired after reasonable due inquiry of his or her direct reports and after otherwise exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs.

“Class A Shares” means Class A Ordinary Shares of the Company, par value $0.000625 per share.

“Class B Shares” means Class B Ordinary Shares of the Company, par value $0.000625 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Company Subsidiary” means a Subsidiary of the Company.

“Contract” means, with respect to any Person, any contract, license, sublicense, mortgage, purchase order, indenture, loan agreement, lease, sublease, agreement or instrument or any binding commitment to enter into any of the foregoing (in each case, whether written or oral) to which such Person is a party or by which any of its assets are bound.

“Disclosure Schedules” means the disclosure schedules that have been prepared by the Sellers and delivered to Buyer on the date hereof.

“Escrow Agent” means Odyssey Transfer and Trust Company.

“Excess Net Current Liabilities” means, to the extent a Net Current Liabilities Adjustment is triggered in accordance with Section 7.06(d), the amount of any Net Current Liabilities outstanding as of Closing that were not included in the Net Current Liabilities Adjustment reflected in the Sellers’ Purchase Price pursuant to Section 2.04(a).

“Exchange” means The Nasdaq Capital Market or another national securities exchange.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Liabilities” means, without duplication, (a) any Losses arising out of, relating to, or in connection with any and all Transaction Expenses, and (b) the amount of any Excess Net Current Liabilities.

“Existing Business” means the businesses conducted by the Company and its Subsidiaries and their respective Affiliates, Representatives and commercial partners of building a privatized large-scale model system that is provided by Innosphere Tech PTE. Ltd and artificial intelligence wealth management advisor services provided by the Wealth AI PTE LTD website platform in the ordinary course consistent with past practices for the twelve months prior to the date hereof.

“Fundamental Representations” means, (i) with respect to the Company, the representations and warranties contained in Section 3.01, Section 3.02, Section 3.03 and Section 3.30 (the “Company Fundamental Representations”), (ii) with respect to the Company, the representations and warranties contained in Section 3.17 (the “Company Tax Representations”), (iii) with respect to each Seller, the representations and warranties contained in ARTICLE IV, and (iv) with respect to Buyer, the representations and warranties contained in Section 5.01, Section 5.02, Section 5.08 and Section 5.09.

“GAAP” means the U.S. generally accepted accounting principles applied on a consistent basis in effect during the periods involved.

“Governmental Authority” means any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over Buyer, any Seller, the Company, any of the Company’s Subsidiaries or their respective property.

“Governmental Order” means any order, injunction, judgment, decree, determination, ruling, writ, assessment, arbitration or other award of a Governmental Authority.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $20,000 (other than accrued liabilities and trade accounts payable incurred in the ordinary course of business), including, without duplication, indebtedness for borrowed money owing to any bank or similar financial institution, including any credit facility, note, bond, debenture, mortgage or other debt instrument or financial debt security (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $20,000 due under leases required to be capitalized in accordance with GAAP.

“Liabilities” means all indebtedness, obligations, and other liabilities of a Person (whether known or unknown, asserted, unasserted, direct, indirect, absolute, accrued, contingent, fixed, liquidated, unliquidated or otherwise, whether due or to become due and whether or not required under the applicable accounting principles to be accrued on the financial statements of such Person).

“Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions.

“Losses” means any and all losses, liabilities, proceedings, causes of action, costs, damages (including (i) lost profits, diminution of value, consequential damages, special damages, and incidental damages to the extent the reasonably foreseeable consequence of an inaccuracy or breach of a representation, warranty or covenant under this Agreement at the time of entering into this Agreement, and (ii) punitive damages payable to unaffiliated third parties, in each case, regardless of whether or not the amount thereof has been calculated utilizing any multiple or similar valuation methodology, or expenses (including interest, penalties, reasonable attorneys’, consultants’ and experts’ fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing).

“Material Adverse Effect” means (a) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (b) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, or (c) a material adverse effect on any Seller’s or the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided that, with respect to clause (b), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (i) any downturn after the date hereof in general economic conditions, including changes in the credit, debt, securities, financial, capital markets, or in the industry in which the Company and the Company Subsidiaries operate; (ii) the taking of any action required by this Agreement or any other Transaction Document; (iii) any change after the date hereof in applicable Laws after the date hereof; (iv) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Authority affecting a national or federal government as a whole; (v) any change in the GAAP after the date hereof; (vi) the commencement, continuation or escalation of a war, riots, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving countries in which the Company and its Subsidiaries operate; (vii) effects arising from or relating to, following the date hereof, any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, weather condition, explosion or fire or other force majeure event; (viii) changes in, or effects arising from or relating to, any epidemic, pandemic or disease outbreak, curfews or other restrictions that relate to, or arise out of, any epidemic, pandemic or disease outbreak or material worsening of such conditions threatened or existing as of the date hereof; and (ix) the failure of the Company and the Company Subsidiaries to meet or achieve the results set forth in any internal projection (provided that, this item (ix) shall not prevent a determination that any change or effect underlying such change has resulted in a Material Adverse Effect); provided further that changes, events, Occurrences or circumstances set forth in items (i) and (iii)-(viii) shall be taken into account to the extent they have a disproportionate effect on the Company and Company Subsidiaries relative to other participants in the industry in which the Company and Company Subsidiaries operate.

“Memorandum and Articles of Association” means the currently effective third amended and restated memorandum and articles of association of the Company adopted by special resolution dated on March 27, 2025 and effective from March 27, 2025.

“Most Recent SEC Reports” means the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2024 or its other reports and forms filed with the Commission under Sections 12, 13, or 15(d) of the Exchange Act after September 30, 2024 and before the date of this Agreement.

“Ms. Jiang” means Ms. Zimuyin Jiang, the Chief Financial Officer of the Company as of the date of this Agreement.

“Net Current Liabilities” means (a) cash and cash equivalents, accounts receivable, inventory and prepaid expenses, minus (ii) accounts payable, taxes payable, and other liabilities of the Company and its Subsidiaries that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Company and its Subsidiaries as current liabilities, determined in accordance with Schedule C.

“Occurrences” means any individual or set of existences, events, developments, omissions, situations, occurrences, circumstances, or state of facts.

“Organizational Documents” means (a) in the case of a Person that is a corporation, its articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (b) in the case of a Person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (c) in the case of a Person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (d) in the case of a Person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“Ordinary Shares” means Class A Shares and/or Class B Shares, as applicable.

“Pending Claims” means, as of any date of determination, (a) any and all claims for indemnification submitted by any Buyer Indemnitee in good faith on or prior to such date in accordance with ARTICLE VII that have not been finally resolved as of such date of determination or, (b) claims or assertions of a breach of Section 6.09 made in good faith by Buyer on or prior to such date that has not been fully resolved as of such date of determination..

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” shall mean any individual, corporation, limited liability company, partnership, trust, unincorporated organization, Governmental Authority or any other form of entity.

“PIPE Subscription Agreements” means those certain subscription agreements for the PIPE Financing and the Direct Subscription entered into by the Company and respective investors in the PIPE Financing and the Direct Subscription, a form of which is attached hereto as Exhibit A-1 and Exhibit A-2 for the PIPE Financing and Exhibit A-3 for the Direct Subscription.

“Post-Closing Company” means the Company and its Subsidiaries, collectively, from and after the Closing.

“Qualified Accounting Firm” means a registered public accounting firm as required by the Exchange Act that are independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States).

“Registrable Securities” means the “Registrable Securities” pursuant to the PIPE Subscription Agreements.

“Registration Statement” means a registration statement on Form F-3 (or Form F-1 if Form F-3 is not available) registering the resale of Registrable Securities.

“RR Business Day” means any day other than a Saturday, Sunday, or day on which the Commission is closed or is not accepting, processing or reviewing filings of the type required by Section 6.09(a) of this Agreement, regardless of whether banks remain open.

“SEC Reports” means all reports, schedules, forms, statements and other documents filed or furnished by the Company under the Securities Act and Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, prior to the date hereof (including the exhibits thereto and documents incorporated by reference therein and financial statements, notes and schedules thereto).

“Sellers’ Knowledge” means the actual knowledge of the Sellers, as well as the knowledge such individual would have acquired after reasonable due inquiry of his or her direct reports and after otherwise exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs.

“Seller Representative” has the meaning set forth in the Recitals.

“Subsidiary” of any Person shall mean any corporation, partnership, joint venture, limited liability company, trust or estate of or in which: (a) such Person or a Subsidiary of such Person is a general partner or (b) more than fifty percent (50%) of (i) the issued and outstanding capital stock or other equity interests having ordinary voting power to elect a majority of the board of directors (or similar body) of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the Occurrence of any contingency), (ii) the interest in the capital or profits of such partnership, joint venture or limited liability company or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries. For the avoidance of doubt, with respect to the Company, “Subsidiary” shall also mean any subsidiary of the Company as set forth on Section 3.02(a) of the Disclosure Schedules.

“Taxes” means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

“Tax Return” means all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Authority with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

“Transaction Documents” means this Agreement, the Escrow Agreement, the New Jiang Agreement, the New Gao Agreement, and each other document, instrument, certificate or agreement executed by one or more Parties in connection with the Secondary Purchase or delivered pursuant to this Agreement.

“Transaction Expenses” means the sum of (a) the cash cost of any change of control, bonus, severance (voluntary or otherwise) (including a reasonable estimate of payment or reimbursement for continued coverage under any employee benefit plan), retention or similar payments (whether “single trigger” or “double trigger”) that become due and payable by the Company or any of its Subsidiaries pursuant to Contracts entered into at or prior to the Closing as a result of or in connection with the Contemplated Transactions or any other actual or contemplated underwriting, equity, or debt financing, refinancing, recapitalization, change in control transaction, business combination transaction, sale of assets, licensing or similar matter undertaken or pursued by the Company or any of its Subsidiaries prior to the Closing, (b) all costs, fees and expenses incurred by the Company or its Subsidiaries at or prior to the Closing in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents or any Contemplated Transaction Documents and the consummation of the Contemplated Transactions or the other transactions contemplated hereby or thereby, (c) all costs, fees and expenses incurred by the Sellers in connection with the negotiation, preparation and execution of this Agreement, the Transaction Documents or any Contemplated Transaction Documents and the consummation of the Contemplated Transactions or the other transactions contemplated hereby or thereby, (d) except as set forth on Schedule 1.1(a) of the Disclosure Schedules, all investment banking, brokerage fees and commissions, finders’ fees or financial advisory fees, legal accounting, consulting, advisory or other expert fees, costs and expenses payable by the Company at or prior to the Closing or by the Sellers, and (e) the employer portion of any payroll, social security, unemployment and similar Taxes related to amounts payable to the Persons identified in clause (a), in each case of clauses (a) through (e), that are unpaid as of the Closing.

“Transfer Agent” means Transhare Corporation, the Company’s transfer agent.

Section 1.02 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) All references to “dollars” or “$” or “US$” in this Agreement or any other Transaction Document, unless otherwise indicated, refer to U.S. dollars, which is the currency used for all purposes in this Agreement and any other Transaction Documents.

(g) Each capitalized term used in this Agreement shall have the meaning set forth in this ARTICLE I or another Section of this Agreement.

ARTICLE II
PURCHASE AND SALE

Section 2.01 Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement (including any Net Current Liabilities Adjustment and funding a portion of the Aggregate Purchase Price into escrow), at the Closing (as defined below), each Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from each Seller, all of such Seller’s right, title and interest in and to all of the Sale Securities as set forth opposite such Seller’s name under the column entitled “Sale Securities” on Schedule A hereto, free and clear of any and all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association), together with all rights, privileges and powers appurtenant thereto, including without limitation, all voting rights and control associated with the Sale Securities for the purchase price set forth opposite such Seller’s name under the column entitled “Purchase Price” on Schedule A hereto (with respect to each Seller, such Seller’s “Purchase Price”).

Section 2.02 Closing. Subject to the terms and conditions contained in this Agreement and satisfaction or waiver of the conditions set forth in Section 2.05 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but subject to their satisfaction or waiver at the Closing), the closing of the Secondary Purchase (the “Closing”) shall take place on the date of consummation of the Direct Subscription and PIPE Financing remotely via telephone or video conference (the “Closing Date”). For the avoidance of doubt, the Secondary Purchase, the Direct Subscription and the PIPE Financing shall be considered part of an integrated transaction and the Closing shall not occur or be valid unless all of the Secondary Purchase, the Direct Subscription and the PIPE Financing are completed together at the Closing.

Section 2.03 Seller Closing Deliverables. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Sellers shall deliver or cause to be delivered to Buyer the following (provided that the items described in clauses (i), (k) (except for information of selling shareholders under Form F-3, the securities of the Company held by selling shareholders and the intended method of disposition of the Registrable Securities), (l), (m), (n), (o), (p), (q), (r), (s) and (t), have been delivered concurrently with delivery of this Agreement to be held in escrow by the Parties until the Closing):

(a) the Sale Securities, which delivery shall by effectuated by each Seller providing a Stock Power to the Transfer Agent of the Company, duly executed by such Seller, instructing the transfer of such Seller’s Sale Securities to Buyer in book-entry form, free and clear of all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association), in the name of the Buyer (or its nominee in accordance with its delivery instructions), or to a custodian designated by Buyer, as applicable. Each book entry for the Sale Securities shall contain a legend in substantially the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(b) a certified true copy of list of Class A Ordinary Shares and Class B Ordinary Shares prepared by the Transfer Agent, dated as of the Closing Date and duly certified by a director of the Company, evidencing the completion of the Secondary Purchase and the ownership by the Buyer of all of the Sale Securities as of the Closing Date;

(c) each Seller shall deliver, or cause to be delivered, to the Buyer, a copy of the stock power form, duly executed by such Seller, in respect of the transfer of the Sale Securities of such Seller, substantially in the form attached hereto as Exhibit B (each, a “Stock Power”);

(d) the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent;

(e) a certificate duly executed by a duly appointed officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying, respectively, (i) the Company’s Organizational Documents in effect as of the Closing Date, and (ii) the resolutions duly adopted by the board of directors of the Company (the “Company Board”) authorizing and approving the Contemplated Transactions, the Contemplated Transaction Documents and the transactions and obligations contemplated thereby, which resolutions shall have been certified as true and complete, and in full force and effect without rescission, revocation, or amendment as of the Closing Date;

(f) a certificate of good standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands, dated no earlier than seven (7) Business Days prior to the Closing Date;

(g) with respect the Sale Securities which are Class B Shares, a written notice by each relevant Seller of the relevant Sale Securities which are Class B Shares addressed to the Company stating that such Seller elects to transfer such number of Class B Shares specified therein to another Person, accompanied by an instrument of transfer with respect to such Class B Shares, duly executed by such relevant Seller;

(h) a pro forma consolidated balance sheet of the Company and its Subsidiaries as of immediately prior to Closing prepared in accordance with GAAP based on a good faith estimate by the Company (the “Pro Forma Balance Sheet”);

(i) a consolidated balance sheet of the Company and its Subsidiaries as of August 31, 2025 prepared in accordance with GAAP (the “Latest Balance Sheet”);

(j) a certificate duly executed by Ms. Zimuyin Jiang, in her capacity as Chief Financial Officer of the Company (the “CFO Certificate”) certifying (i) the Latest Balance Sheet as a fair presentation of the financial condition of the Company and its Subsidiaries on a consolidated basis as of August 31, 2025 (the “Latest Balance Sheet Date”), (ii) the Pro Forma Balance Sheet as a good faith presentation of the financial condition of the Company and its Subsidiaries as of immediately prior to the Closing, and (iii) as of immediately prior to the Closing, there has been no material increase in non-current liabilities of the Company or its Subsidiaries since the Latest Balance Sheet Date;

(k) substantially final Form F-3 ready for filing with the Commission;

(l) a lock-up agreement, substantially in the form attached hereto as Exhibit C-1, duly executed by the parties set forth on Section 2.03(l) of the Disclosure Schedules;

(m) a lock-up agreement, substantially in the form attached hereto as Exhibit C-2, duly executed by the parties set forth on Section 2.03(m) of the Disclosure Schedules;

(n) an employment agreement for Ms. Jiang (the “New Jiang Agreement”) substantially in the form attached hereto as Exhibit D, duly executed by the parties thereto;

(o) an employment agreement for Wei Gao (the “New Gao Agreement”), substantially in the form attached hereto as Exhibit E, duly executed by the parties thereto;

(p) the Warrant Termination Agreements, substantially in the form attached as Exhibit F, duly executed by the Company and the parties set forth on Section 2.03(p) of the Disclosure Schedules;

(q) the Limited Release Agreement, substantially in the form attached as Exhibit G, duly executed by the Company and the parties set forth on Section 2.03(q) of the Disclosure Schedules;

(r) copies of the duly executed resignations, effective as of Closing, of the employees set forth on Section 2.03(r) of the Disclosure Schedules;

(s) copy of the duly executed resignation, effective as of Closing, of Mr. Komoda Kazuho in his capacity as a director, Chairman of the Company Board, and Chief Executive Officer of the Company;

(t) copies of the duly executed releases, effective as of Closing, required pursuant to Section 6.07; and

(u) the Termination Agreement by and between the Company and its financial advisor, duly executed by the parties thereto.

Section 2.04 Buyer’s Closing Deliverables. At the Closing, Buyer shall deliver or cause to be delivered the following:

(a) immediately available funds by wire transfer to the bank account(s) designated by the Seller Representative an amount equal to (I) the Aggregate Purchase Price, minus (II) the Aggregate Escrow Amount, and minus (III) the total amount of any Net Current Liabilities Adjustment (if any);

(b) the Aggregate Escrow Amount into an escrow account (the “Escrow Account”) established pursuant to the terms and conditions of an escrow agreement by and among Buyer, the Seller Representative and the Escrow Agent substantially in the form of Exhibit H (the “Escrow Agreement”);

(c) the Escrow Agreement, duly executed by a representative of Buyer and the Escrow Agent; and

(d) with respect the Sale Securities which are Class B Shares, an instrument of transfer with respect to such Class B Shares, duly executed by Buyer.

Section 2.05 Closing Conditions.

(a) The obligation of Buyer, on the one hand, and the Sellers, on the other hand, to effect the Closing is subject to the satisfaction or waiver by the Seller Representative and Buyer at or prior to the Closing of the following conditions:

(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority, and no Applicable Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the Secondary Purchase; and

(ii) the concurrent consummation of the Direct Subscription and PIPE Financing.

(b) The obligation of Buyer to effect the Closing is also subject to the satisfaction or waiver by Buyer at or prior to the Closing of the following conditions:

(i) the Sellers shall have performed in all material respects all obligations required to be performed by the Sellers pursuant to this Agreement at or prior to the Closing;

(ii) all of the representations and warranties made by the Sellers in ARTICLE III of this Agreement (other than the Company Fundamental Representations) shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date); except (A) to the extent that such representations and warranties are qualified by the term “material” or “Material Adverse Effect”, in which case such representations and warranties shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date, and (B) the Company Fundamental Representations shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date;

(iii) all of the representations and warranties made by the Sellers in ARTICLE IV of this Agreement and in any certificate or instrument delivered to the Buyer in connection with this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date);

(iv) no Material Adverse Effect shall have occurred;

(v) no suspension of the listing on the Exchange of the Class A Shares shall have occurred;

(vi) Sellers shall have delivered or caused to be delivered to Buyer each of the certificates, instruments, agreements, documents and other items required to be delivered pursuant to Section 2.03.

(c) The obligation of the Sellers to effect the Closing is also subject to the satisfaction or waiver by the Seller Representative at or prior to the Closing of the following conditions:

(i) the Buyer shall have performed in all material respects all obligations required to be performed by the Buyer pursuant to this Agreement at or prior to the Closing; and

(ii) all of the representations and warranties made by the Buyer in ARTICLE V of this Agreement and in any certificate or instrument delivered to the Sellers in connection with this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case such representations and warranties shall be true and correct as of such date);

(iii) Buyer shall have delivered to the Sellers each of the certificates, instruments, agreements, documents and other items required to be delivered pursuant to Section 2.04(c)-(d) at or prior to the Closing Date.

Section 2.06 Tax Withholding. Buyer and the Company shall be entitled to deduct and withhold from each Seller’s Purchase Price all Taxes that Buyer and the Company are required to withhold under any provision of Applicable Law. Buyer and/or the Company shall provide each Seller notice of its intent to make (and the basis for) such withholding at least three (3) days prior to the Closing Date and the Parties shall cooperate in good faith to minimize or eliminate any such withholding. All such withheld amounts shall be treated as delivered to the Sellers hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES relating to the company

As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Seller hereby represents and warrants to Buyer that, except (x) as otherwise disclosed or incorporated by reference in the Most Recent SEC Reports (excluding (aa) any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements, and disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature, (bb) any information incorporated by reference into the Most Recent SEC Reports (other than from other Most Recent SEC Reports), and (cc) any information or disclosure subject to a confidential treatment order and not otherwise publicly available), and (y) as set forth in the Disclosure Schedules, all of the statements contained in this ARTICLE III are correct, true and complete as of the date hereof and as of the Closing Date immediately prior to Closing:

Section 3.01 Organization; Authorization and Qualification.

(a) The Company and each of its Subsidiaries has been duly incorporated or organized, is validly existing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is in good standing under the laws of its jurisdiction of incorporation or organization, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted. Neither the Company nor any of its Subsidiaries is in violation nor default of any of the provisions of its respective Organizational Documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Prior to the date hereof, such Seller has given notice to the Company of its desire to sell or otherwise transfer its Sale Securities pursuant to the Organizational Documents of the Company, and the Company Board has duly adopted resolutions, pursuant to and in accordance with all Applicable Law, approving the Contemplated Transactions, including (i) approving the acquisition of the Sale Securities by Buyer and (ii) approving this Agreement and the Transaction Documents, which resolutions have not been rescinded, modified or withdrawn in any way.

Section 3.02 Capitalization.

(a) The authorized share capital of the Company is US$1,000,000 divided into (a) 1,440,000,000 Class A Ordinary Shares of a par value of US$ 0.000625 each, and (b) 160,000,000 Class B Ordinary Shares of a par value of US$0.000625 each. The total number of Class A Ordinary Shares and Class B Ordinary Shares issued and outstanding is 78,750,655, of which 70,346,624.2 are Class A Shares and 8,404,030.8 are Class B Shares. Section 3.02(a) of the Disclosure Schedules sets forth the name of each Company Subsidiary and the jurisdiction in which it is incorporated or organized, and identifies, in the case of the Company, the Sellers’ shareholding interests in the Company, and in the case of each Subsidiary, their respective registered shareholders and their shareholding interests. The Company does not own or control, directly or indirectly, any interest in any Person, other than the Subsidiaries of the Company set forth on Section 3.02(a) of the Disclosure Schedules. All of the equity securities of the Company and each Company Subsidiary are duly authorized, validly issued, and are fully paid and nonassessable. The shareholders and owners listed in Section 3.02(a) of the Disclosure Schedules are the sole record holder of the shares in or charter capital of each Company Subsidiary, free from all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association). Except as set forth in Section 3.02(a) of the Disclosure Schedule, there are no shares of the Company reserved for future issuance pursuant to any warrants, plans, awards, instruments, arrangements or other outstanding rights or Company plans except for Class A Shares available for issuance upon conversion of Class B Shares or as required for purposes of the Contemplated Transactions.

(b) Except as set forth in Section 3.02(b) of the Disclosure Schedule, with respect to the Company and any Company Subsidiary (a) there are no options, warrants, calls, rights, convertible securities, commitments or agreements (which, for purposes of this Agreement, shall be deemed to include “phantom” stock or other commitments that provide any right to receive value or benefits similar to capital stock or other similar rights) of any character to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is bound obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, (b) there are no outstanding contractual obligations of the Company or any other Person to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, and (c) there are no outstanding securities of any kind convertible into or exchangeable or exercisable for the capital stock of the Company or any Company Subsidiary. There are no statutory or contractual preemptive rights or rights of first offer or refusal or similar rights with respect to any shares of capital stock of the Company or any Company Subsidiary, and there are no declared and unpaid dividends or distributions on any shares of capital stock of the Company or any Company Subsidiary. There are no securities or instruments issued by or to which the Company or any Company Subsidiary is a party containing anti-dilution or similar provisions that will be triggered by the sale and transfer of Sale Securities that have not been validly waived.

Section 3.03 Sale Securities. The Sale Securities have been duly authorized and validly issued by the Company, are fully paid and non-assessable, and, when sold, transferred and delivered to Buyer against full payment for the Sale Securities in accordance with the terms of this Agreement, (a) will not have been issued or transferred in violation of or subject to any preemptive or similar rights created under the Memorandum and Articles of Association or under Applicable Laws, and (b) will not, in the case of the Sale Securities that are Class B Shares, trigger the conversion of any such Class B Shares into Class A Shares under the Memorandum and Articles of Association or under Applicable Laws. The Sale Securities collectively confer upon the holder thereof the voting power and rights as set forth in the Memorandum and Articles of Association.

Section 3.04 SEC Reports. The Company has filed or furnished, as the case may be, all reports, statements, schedules, prospectuses, proxies, registration statements, forms and other documents required to be filed or furnished by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the twelve (12) months preceding the date hereof on a timely basis or has received a valid extension of such time of filing or furnishment and has filed or furnished any such SEC Reports prior to the expiration of any such extension. As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed and furnished by the Company complied in all material respects with the requirements of the U.S. Securities Act of 1933 (as amended, the “Securities Act”), and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed or furnished (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the Most Recent SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission. None of the Most Recent SEC Reports are subject to ongoing review or outstanding investigation by the Commission.

Section 3.05 Exchange Communications. The Company has informed and made available to Buyer all material letters, filings, correspondence, communications, documents, responses, undertakings and submissions in any form, including any material amendments, supplements and/or modifications thereof made to an Exchange in connection with the Contemplated Transactions. All information disclosed or made available in writing or orally from time to time by or on behalf of the Company to an Exchange in respect of the Contemplated Transactions, including application(s) to the Exchange for listing of Class A Shares issued or issuable in connection with the Contemplated Transactions if required by an Exchange, was and remains consistent with the terms and conditions of the Contemplated Transaction Documents in all material respects.

Section 3.06 Financial Statements.

(a) The consolidated financial statements and notes of the Company contained or incorporated by reference in the SEC Reports (collectively, the “Financial Statements”) fairly and accurately present, in all material respects, the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries as of the relevant time that they relate to as at the respective dates of, and for the periods referred to in, such Financial Statements, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material to the Company and its Subsidiaries as of the relevant time, taken as a whole) and the absence of footnotes, and (i) were prepared in accordance with: (A) the accounting principles applied on a consistent basis during the periods involved; and (B) Regulation S-X under the Securities Act or Regulation S-K under the Securities Act, as applicable, (ii) were prepared from the books and records of the Company and its Subsidiaries as of the relevant time, and (iii) were prepared in good faith based upon reasonable assumptions made by the Company on a basis consistent with the basis employed in such books and records for the relevant periods. Other than disclosed in Section 3.06(a) of the Disclosure Schedules, the Company has no material off-balance sheet arrangements that are not disclosed in the Financial Statements.

(b) The Company and its Subsidiaries have no Liabilities of the type required to be reflected or reserved for on a balance sheet prepared in accordance with applicable accounting principles, other than Liabilities (i) set forth in or reserved against or otherwise reflected in the Financial Statements or in the notes thereto, (ii) arising in the ordinary course of business of the Company and its Subsidiaries since the date of the most recent balance sheet included in the Financial Statements, or (iii) incurred in connection with the transactions contemplated hereunder or the Contemplated Transactions and disclosed to Buyer in writing. Other than disclosed in Section 3.06(b) of the Disclosure Schedules, neither the Company nor any Company Subsidiary has any secured creditors holding a security interest or outstanding Indebtedness.

(c) Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, Occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not altered its method of accounting, (iii) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (iv) the Company has not issued any equity securities to any officer, director or Affiliate, except as disclosed in Section 3.06(c) of the Disclosure Schedules. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the Contemplated Transactions or as set forth on Section 3.06(c) of the Disclosure Schedules, no event, liability, fact, circumstance, Occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Business Day prior to the date that this representation is made.

Section 3.07 Actions.

(a) Except as disclosed in Section 3.07(a) of the Disclosure Schedules, (i) there are no pending Actions against such Seller or the Company or any Company Subsidiary, or any of their properties or assets, or any of the directors, managers or officers of the Company or any Company Subsidiary with regard to their actions as such which, if determined adversely, would reasonably be expected to adversely affect the ability of such Seller to timely consummate the Secondary Purchase or otherwise adversely affect or challenge the legality, validity, or enforceability of any of the Transaction Documents or transactions contemplated therein, or, if resolved adversely, would reasonably be expected to result in a Material Adverse Effect, (ii) there are no pending or to the Sellers’ Knowledge, threatened audit, examination, enquiry or investigation by any Governmental Authority against the Company or any Company Subsidiary, or any of their properties or assets, or any of the directors, managers or officers of the Company or any Company Subsidiary with regard to their actions as such, and no facts exist that would reasonably be expected to form the basis for any such audit, examination, enquiry or investigation; (iii) there is no pending Action or to the Sellers’ Knowledge threatened Action in writing, or investigation, by the Company or any Company Subsidiary against any third party; (iv) there is no settlement or similar agreement that imposes any material ongoing obligation or restriction on the Company or any Company Subsidiary; and (v) there is no Governmental Order imposed or to the Sellers’ Knowledge, threatened in writing to be imposed upon any of the Company or any Company Subsidiary, or any of its respective properties or assets, or any of the directors, managers or officers of the Company or any Company Subsidiary with regard to their actions as such that would, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any Company Subsidiary, nor any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Sellers’ Knowledge, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(b) Except as set forth on Section 3.07(b) of the Disclosure Schedules, there is no Action pending or, to Sellers’ Knowledge, threatened against the Company by the Exchange or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on the Exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements except for those with respect to bidding price deficiency. The Class A Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

Section 3.08 Title to Properties and Assets. The Company and its Subsidiaries have good and marketable title to their respective owned properties and assets that are necessary to the business of the Company and its Subsidiaries as currently conducted, in each case, free and clear of all Liens, except for Liens as do not materially affect the value of such property, taken as a whole, and do not interfere in any material respect with the use made or proposed to be made of such properties by the Company and its Subsidiaries, taken as a whole. Any real property and facilities held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance, except where such non-compliance would not have or reasonably be expected to have a Material Adverse Effect.

Section 3.09 Employment. No labor dispute exists or, to Sellers’ Knowledge, is threatened with respect to any of the employees of the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer of the Company or any Subsidiary, is, or, to Sellers’ Knowledge, is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all Applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10 Permits. The Company and its Subsidiaries possess all material Permits as reasonably required to conduct the business of the Company (“Material Permits”), and neither the Company nor any Company Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

Section 3.11 Intellectual Property. The Company and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, except where such expiration, termination or abandonment would not have or reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim that the Intellectual Property Rights violate or infringe upon the rights of any Person, and to Sellers’ Knowledge, the Intellectual Property Rights do not violate or infringe upon the rights of any Person. All such Intellectual Property Rights are enforceable and to the Sellers’ Knowledge, there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

Section 3.12 Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of similar size as the Company in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any Company Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

Section 3.13 Related Party Transactions. None of the officers or directors of the Company or any Subsidiary, none of the employees of the Company or any Subsidiary, and no Seller is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors or with respect to the Contemplated Transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $20,000 other than for (a) payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) other employee benefits, including equity incentives granted under any equity incentive plan of the Company.

Section 3.14 Sarbanes-Oxley Act. The Company and its Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.

Section 3.15 Registration Rights. Section 3.15 of the Disclosure Schedules sets forth a list of all Persons having a right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary. Except as set forth on Section 3.15 of the Disclosure Schedules, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

Section 3.16 Valuation; Solvency. Based on the consolidated financial condition of the Company, (a) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (c) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. No Seller has knowledge of any facts or circumstances which lead such Seller to believe that the Company will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one (1) year from the Closing Date. No Seller has any knowledge that any creditors of the Company intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other Actions for relief under any bankruptcy or reorganization laws of any jurisdiction. All outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments is set forth in the Most Recent SEC Reports. Neither the Company nor any Company Subsidiary is in default with respect to any Indebtedness.

Section 3.17 Taxes. The Company and its Subsidiaries each (a) has made or filed all U.S. federal, state, local, and foreign Tax returns, reports and declarations required by any jurisdiction in which it is subject to Tax, (b) has paid all Taxes and other governmental assessments and charges, and (c) has set aside on its books provisions reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes claimed to be due by the taxing authority of any jurisdiction. Neither the Company nor any of its Subsidiaries has ever been a (i) “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code, or (ii) “passive foreign investment company” within the meaning of Section 1297(a) of the Code.

Section 3.18 Bribery. None of the Company, any Subsidiary or any agent or other person acting on behalf of the Company or any Subsidiary has (a) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (d) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

Section 3.19 Independent Accounting Firm. The Company’s accounting firm is Yu Certified Public Accountant, P.C. (the “Accountant”). The Accountant (a) is a registered public accounting firm as required by the Exchange Act, (b) is independent public accountants within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States), and (c) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 20-F for the fiscal year ending September 30, 2025. The Accountant, whose report was included on the consolidated financial statements of the Company for the fiscal year ended September 30, 2024, during the periods covered of its report, was a registered public accounting firm within the meaning of the Securities Act and the Public Company Accounting Oversight Board (United States). There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. To the Sellers’ Knowledge, each of the accountants formerly or presently employed by the Company is not, or was not, in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, with respect to the Company.

Section 3.20 Equity Incentive Plan. Each share of capital stock granted by the Company under the Company’s equity incentive plan was granted in accordance with the terms of the Company’s equity incentive plan and Applicable Law. The Company has not granted, and there is no and has been no Company policy or practice to grant, awards under the Company’s equity incentive plan prior to, or otherwise coordinate the grant of awards under the Company’s equity incentive plan with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

Section 3.21 IT Systems and Data. (a) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and the Company and its Subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data, except, with respect to those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (b) the Company and its Subsidiaries are presently in compliance with all Applicable Law or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (c) the Company and its Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (d) the Company and its Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

Section 3.22 Privacy Laws. The Company and its Subsidiaries are, and at all times since June 30, 2022 have been, in material compliance with all (a) applicable state, federal and foreign data privacy and security laws and regulations (collectively, “Privacy Laws”) and (b) contracts to which the Company or any Company Subsidiary is a party and the Company’s and Company Subsidiaries’ own written policies, each to the extent related to data privacy or security (“Policies”). The execution, delivery and performance of the Transaction Documents will not result in a breach of any Privacy Laws or Policies. Neither the Company nor its Subsidiaries (i) has received written notice of any actual or potential liability of the Company or its Subsidiaries under, or actual or potential violation by the Company or its Subsidiaries of, any of the Privacy Laws since June 30, 2022; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

Section 3.23 OFAC; Sanctions. Neither the Company nor any Company Subsidiary or any director, officer, agent, employee, affiliate or representative of the Company or any of its Subsidiaries is an individual or entity (“Covered Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use any funds, or lend, contribute or otherwise make available such funds to any Subsidiaries, joint venture partners or other Covered Person, to fund any activities of or business with any Covered Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Covered Person (including any Covered Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Section 3.24 Anti Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with the Applicable Laws relating to anti money laundering (collectively, the “Money Laundering Laws”), and no Action involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Sellers’ Knowledge, threatened.

Section 3.25 Investment Company Act. Neither the Company nor any Company Subsidiary is, and immediately after Closing of the Secondary Purchase neither the Company nor any Subsidiary will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.26 Undisclosed Transactions. There is no transaction, arrangement, or other relationship between the Company and/or any Company Subsidiary and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in filings to the Commission and is not so disclosed.

Section 3.27 Material Adverse Effect or Material Adverse Change. Since September 30, 2024: (i) the Company has not experienced or suffered any Material Adverse Effect, and there exists no current state of facts, condition or event which would have a Material Adverse Effect; and (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Most Recent SEC Reports.

Section 3.28 Compliance with Laws. The business of the Company and each Company Subsidiary is, and has been since June 30, 2022, in compliance with Applicable Laws and Governmental Orders in all material respects, and is not being conducted, and has not been conducted, in violation of any Applicable Laws or Governmental Order applicable to the Company or any Company Subsidiary, except for noncompliance or violations that do not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.29 Material Contracts. The descriptions in the SEC Reports of the material Contracts therein described present fairly in all material respects the information required to be shown, and there are no material Contracts of a character required to be described in the SEC Reports or to be filed as exhibits thereto which are not described or filed as required. All material Contracts between the Company or any of its Subsidiaries and third parties expressly referenced in the SEC Reports are legal, valid and binding obligations of the Company or one or more of its Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally and by general equitable principles.

Section 3.30 Broker. Except as set forth in Section 3.30 of the Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for the Company and any of its Affiliates in connection with the Contemplated Transactions, and no Person is entitled to (a) any fee, commission or like payment from the Company or any of its Affiliates contingent upon Closing of the Contemplated Transactions, or (b) a right of first refusal, right of first offer, or similar right to directly or indirectly, act as a broker, finder, agent, investment banker or financial advisor for the Company or any of its Affiliates in connection with the Contemplated Transactions.

ARTICLE IV
representations and warranties of each seller

Each Seller hereby represents and warrant to Buyer that all of the statements contained in this Article IV are correct, true and complete with respect to such Seller as of the date hereof and as of the Closing Date immediately prior to Closing:

Section 4.01 Authority; Binding Effect. Such Seller has all requisite legal capacity, right, power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which such Seller is a party, to carry out such Seller’s obligations hereunder and thereunder, and to consummate the Secondary Purchase. This Agreement has been duly and validly executed and delivered by such Seller and (assuming the due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligations of such Seller enforceable against such Seller in accordance with its terms.

Section 4.02 Absence of Conflicts; No Consents. The execution, delivery and performance by such Seller of this Agreement and the Transaction Documents to which such Seller is a party do not, and the consummation of the Secondary Purchase will not, subject to obtaining the consents, approvals, authorizations and permits (including notice of such to the Buyer) and making the filings set forth on Section 4.02 of the Disclosure Schedules, (a) violate, conflict with, or result in any breach of, any of the terms, conditions or provisions of the Company’s Organizational Documents or the Organizational Documents of any Company Subsidiary, (b) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation of any Governmental Authority applicable to such Seller, the Company, or any Company Subsidiary or by which or to which any portion of such Seller’s, the Company’s or any Company Subsidiary’s properties or assets is bound or subject, or (c) result in the creation or imposition of any Lien upon any properties or assets of such Seller or the Company or any Company Subsidiary, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or give rise to any obligation of such Seller, the Company, or any Company Subsidiary to make any payments under, any Contract to which such Seller, the Company or any Company Subsidiary is a party or any Permit affecting the properties, assets or business of the Company or any Company Subsidiary. No consent, approval, authorization, order registration or declaration of, or filing with, or notice to, any Governmental Authority or any other Person is required by such Seller in connection with the execution, delivery and performance by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party or the consummation by such Seller of the Secondary Purchase, except as set forth on Section 4.02 of the Disclosure Schedules.

Section 4.03 Ownership and Transfer; Title to Sale Securities. Such Seller is the sole legal, registered and beneficial owner of its Sale Securities, free and clear of any and all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association), and will transfer and deliver to the Buyer at the Closing valid, good and marketable title to its Sale Securities, free and clear of all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association). Such Seller has the exclusive right to exercise all voting rights attached to its Sale Securities as set forth on Schedule A. No person or entity other than such Seller has any right, title, or interest (whether legal, beneficial, or otherwise) in or to any of its Sale Securities or any right to acquire any such interest. At the Closing, Buyer will acquire legal beneficial and record ownership from such Seller of all of the Sale Securities owned by such Seller free and clear of all Liens (other than those arising under state or federal securities laws or the Memorandum and Articles of Association).

Section 4.04 Incorporation; Standing. Such Seller, to the extent such Seller is not a natural person, is duly incorporated, validly existing and in good standing under Applicable Laws of its jurisdiction of organization.

Section 4.05 No Registration. Assuming the accuracy of the Buyer’s representations and warranties set forth in Article V, the offer and sale of such Seller’s Sale Securities to the Buyer in conformity with this Agreement, are exempt from the registration requirements of the Securities Act, and from the registration or qualification requirements of any other applicable securities laws and regulations.

Section 4.06 Broker. Except as set forth in Section 4.06 of the Disclosure Schedule, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for such Seller or any Affiliate of such Seller in connection with the Contemplated Transactions, and no Person is entitled to (a) any fee, commission or like payment from such Seller or any Affiliate of such Seller contingent upon Closing of the Contemplated Transactions, or (b) a right of first refusal, right of first offer, or similar right to directly or indirectly, act as a broker, finder, agent, investment banker or financial advisor for such Seller or any of its Affiliates in connection with the Contemplated Transactions.

Section 4.07 Litigation. There is no pending Action or to such Seller’s Knowledge, threatened Action, or any investigation, against such Seller, or any of their properties or assets, that would, individually or in the aggregate, reasonably be expected to adversely impact in any material respect the ability of such Seller to consummate the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Sellers that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing Date immediately prior to Closing of the Contemplated Transactions:

Section 5.01 Organization and Authority of Buyer. Buyer is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation. Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the Secondary Purchase. The execution and delivery by Buyer of this Agreement and any other Transaction Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the Secondary Purchase have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement and each Transaction Document to which Buyer is a party constitute legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

Section 5.02 No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the Secondary Purchase, do not and will not: (a) violate or conflict with any provision of the certificate of formation, company agreement, or other governing documents of Buyer or (b) violate or conflict with any provision of any Applicable Law or Governmental Order applicable to Buyer.

Section 5.03 Accredited Investor. Buyer is an accredited investor as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 5.04 Investment Purpose. Buyer is purchasing the Sale Securities for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

Section 5.05 Information. To Buyer’s Knowledge, Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested by Buyer or its advisors. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company regarding its business and affairs.

Section 5.06 Investment Risk. Buyer acknowledges that it is aware that there are risks incident to the purchase and ownership of the Sale Securities. Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Sale Securities, and Buyer has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Buyer has considered necessary to make an informed investment decision, and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Buyer acknowledges that it (a) is a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (b) has exercised independent judgment in evaluating its purchase of the Sale Securities. Alone, or together with any professional advisor(s), Buyer represents and acknowledges that Buyer has adequately analyzed and fully considered the risks of an investment in the Sale Securities and determined that the Sale Securities are a suitable investment for Buyer and that the Buyer is able to bear the economic risk of the Buyer’s investment in the Company.

Section 5.07 Transfer or Re-sale. Buyer understands that the sale or resale of the Sale Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Sale Securities may not be transferred unless the Sale Securities are offered and is sold pursuant to an effective registration statement under the Securities Act and registration or qualification under applicate state securities laws, and/or valid exemption(s) therefrom. Buyer understands and agrees that the Sale Securities will be subject to transfer restrictions under the Securities Act and applicable state securities laws and, as a result of these transfer restrictions, Buyer may not be able to readily offer, resell, transfer, pledge or otherwise dispose of any of the Sale Securities and may be required to bear the financial risk of an investment in the Sale Securities for an indefinite period of time.

Section 5.08 Broker. Except as set forth in Schedule 5.08 hereto, no Person has acted, directly or indirectly, as a broker, finder, agent, investment banker or financial advisor for Buyer or any Affiliate of Buyer in connection with the Contemplated Transactions, and no Person is entitled to (a) any fee, commission or like payment from Buyer or any Affiliate of Buyer contingent upon Closing of the Contemplated Transactions, or (b) a right of first refusal, right of first offer, or similar right to directly or indirectly, act as a broker, finder, agent, investment banker or financial advisor for Buyer or any of its Affiliates in connection with the Contemplated Transactions.

Section 5.09 Litigation. There is no pending Action or to Buyer’s Knowledge, threatened Action in writing, or any investigation, against Buyer, or any of their properties or assets, that would, individually or in the aggregate, reasonably be expected to adversely impact in any material respect the ability of Buyer to consummate the transactions contemplated hereby.

ARTICLE VI
COVENANTS

Section 6.01 Confidentiality. From and after the date of this Agreement, including from and after Closing, each Seller shall, and shall cause its Affiliates and its and their respective directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents (collectively, the “Representatives”) to hold, in confidence any and all information, in any form, concerning the Company, the Company Subsidiaries, and the Contemplated Transactions (including the existence of the Contemplated Transactions) except to the extent that such Seller can show that such information: (a) is generally available to and known by the public through no fault of such Seller; or (b) is lawfully acquired by such Seller from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation. If a Seller or any of its Representatives are compelled to disclose any information by Governmental Order or Applicable Law, such Seller shall promptly notify Buyer or the Company in writing, so that the Buyer and the Company may seek a protective order or other remedy. In the event that such protective order or other remedy is not obtained by the Buyer or the Company, such Seller and its Representatives shall disclose only that portion of such information which, on the written opinion of counsel, is legally required to be disclosed; provided, that such Seller and its Representatives shall use reasonable best efforts to obtain assurances that confidential treatment will be accorded such information.

Section 6.02 Transfer of Voting Power. Each Seller shall take all actions necessary, including the execution and delivery of any required documents or instructions to the Transfer Agent, to ensure that, upon Closing, all voting rights and powers associated with the Sale Securities are fully and unconditionally transferred to Buyer, and that Buyer is recognized as the sole holder of such voting power by the Company. No Seller shall take any action that would impair, limit, or otherwise affect the voting rights of the Sale Securities following the Closing.

Section 6.03 Further Assurances. From and after the date hereof and following the Closing, each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the Secondary Purchase. In addition, subject to the terms and conditions of this Agreement, in the event that at any time prior to or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties hereto will take such further action as any other party hereto reasonably may request, other than the payment of money or such action as might adversely affect the other Party.

Section 6.04 Form 6-K. The Sellers shall, within the timeframe required thereby, cooperate with the Company and Buyer to file a mutually satisfactory Form 6-K pursuant to Section 13 or 15(d) of the Exchange Act disclosing the change in control of the Company that shall occur pursuant to this Agreement, and the Sellers shall ensure that the Company has all necessary codes, logins and other information to cause such filing. Each Seller shall furnish to the Company and Buyer all information concerning itself as may be reasonably necessary for purposes of such filing.

Section 6.05 Conduct of the Business of the Company. Except as set forth in Section 6.05 of the Disclosure Schedules or as expressly provided herein or any Contemplated Transaction Document or as consented to in writing by Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), or to the extent necessary to comply with any Applicable Law, from and after the date of this Agreement until the earlier of (i) the termination of this Agreement in accordance with its terms or (ii) the Closing, the Sellers shall cause the Company and each Company Subsidiary to, act and carry on its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth in Section 6.05 of the Disclosure Schedules or as expressly provided herein or pursuant to the Contemplated Transactions or to the extent necessary to comply with any Applicable Law, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing, the Sellers shall cause the Company not to, and shall not permit any of the Company’s Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of Buyer:

(a) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities;

(b) commence any offering of shares or securities of the Company or its Subsidiaries, including pursuant to any employee stock purchase plan;

(c) sell, dispose of or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole or the Existing Business (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its Subsidiaries);

(d) enter into any material transaction or Contract or agreement outside the ordinary course of business consistent with past practice;

(e) initiate, threaten, compromise or settle any litigation or arbitration proceeding;

(f) take any other action or omit to take any action outside the ordinary course of business consistent with past practice;

(g) make, revoke or amend any Tax election; change any annual accounting period; adopt or change any method of accounting or reverse any accruals (except as required by a change in Applicable Law or GAAP); file any amended Tax Returns; sign or enter into any closing agreement or settlement agreement with respect to any, or compromise any, claim or assessment of Tax Liability; surrender any right to claim a refund, offset or other reduction in liability; consent to any extension or waiver of the limitations period applicable to any claim or assessment, in each case, with respect to Taxes; or act or omit to act where such action or omission to act could reasonably be expected to have the effect of increasing any present or future Tax Liability or decreasing any present or future Tax benefit for the Company or any of its Subsidiaries, or the Buyer or its Affiliates; or

(h) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action that would make any representation or warranty of the Sellers in this Agreement untrue or incorrect in any material respect, or would materially impair, delay or prevent the satisfaction of any conditions in Section 2.05(a) or (b) hereof.

Section 6.06 Release. Effective upon the Closing, each Seller, on behalf of itself and its administrators, executors, trustees, beneficiaries, successors, and assigns (collectively, the “Releasing Parties”) hereby releases, forever discharges, covenants not to sue, and covenants not to assert any claim or demand, or commence, institute or cause to be commenced or voluntarily aid, any Action of any kind against, the Company, any Company Subsidiary, Buyer, Buyer’s Affiliates, any of their respective individual, joint or mutual Representatives, direct and indirect equityholders or other controlling Persons, and their respective successors and assigns (collectively, “Releasees”) from and with respect to any and all claims, dues and demands, Actions, causes of action, orders, obligations, debts and Liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which the Releasing Parties now have, have ever had or may hereafter have against the respective Releasees on account of or arising out of any matter, cause or Occurrence occurring contemporaneously with or prior to the Closing including those pertaining to the Releasing Parties’ relationships, direct and indirect, with the Company (including with respect to equity ownership rights in the Company or rights arising by virtue of their status as directors, officers, partners, members, equityholders, employees or similar capacities of the Company); except for (i) any rights or claims of the Releasing Parties under this Agreement or any other Transaction Documents or claims between any Releasing Parties, in each case, in accordance with the terms of this Agreement or such other Transaction Documents, as applicable, (ii) any claim by the Releasing Parties, if a Releasing Party is an employee of the Company, with respect to claims for salary, or wages owed to the Releasing Party by the Company in the Releasing Party’s capacity as an employee of the Company, (iii) subject to Section 7.03(e) and Section 7.06(b), the Releasing Party’s entitlement or rights to (in each instance, as and to the extent applicable) to (a) insurance, if any, maintained by the Company for the benefit or protection of the Company’s directors and/or officers, including, as appliable, directors’ and officers’ liability insurance; (b) any corporate indemnity existing by statute, contract, or pursuant to the provisions of the Memorandum and Articles of Association, articles, by-laws, or other organizational documents of the Company or any Subsidiary of the Company provided in Releasing Party’s favour in respect of Releasing Party having acted at any time prior to the Closing as a director, officer, employee or agent, as applicable, of the Company or any Subsidiary of the Company; (c) indemnification pursuant to any indemnification or similar agreement for the benefit or protection of the directors, officers, employees or other agents of the Company or any Subsidiary of the Company, or (d) Releasor’s entitlements or rights to receive advancement of expenses or reimbursement of expenses incurred by Releasor pursuant to sub-clause (iii)(b) or (c) above, or (iv) any claim of a Releasing Party that cannot be released by Applicable Law. The Parties acknowledge that this Section 6.06 is not an admission of Liability or of the accuracy of any alleged fact or claim. The parties hereto expressly agree that this Section 6.06 shall not be construed as an admission in any Action as evidence of or an admission by any Person of any violation or wrongdoing.

Section 6.07 D&O Release. Prior to the Closing, the Sellers shall have caused each director and officer of the Company as of the time of the Company Board’s approval of the Contemplated Transactions, on behalf of itself and its administrators, executors, trustees, beneficiaries, successors, and assigns to enter into a written release in the form attached hereto as Exhibit I.

Section 6.08 Post-Closing Conduct of Business. For a period of six months after the Closing, the Sellers shall use reasonable best efforts to, and to cause their respective Affiliates to use reasonable best efforts to, cause the continuation of the Existing Business.

Section 6.09 Filing Obligations.

(a) Sellers shall (i) cause the Registration Statement to be submitted to or filed with the Commission, as soon as reasonably practicable upon the Closing and in any case no later than the second Business Day after the Closing (the “F-3 Filing Date”), and (ii) have the Registration Statement declared effective under the Securities Act as soon as practicable after the filing thereof and in any case upon the earlier of (A) the sixtieth (60th) RR Business Day following the F-3 Filing Date if the Commission notifies the Company that it will “review” the Registration Statement and (B) the 5th RR Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (collectively, the “F-3 Obligations”); provided, however, that the F-3 Obligations are contingent upon subscribers under the PIPE Subscription Agreements furnishing in writing to the Company such information regarding subscribers, the securities of the Company held by subscribers and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and subscribers shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement as permitted under section 5.c of the PIPE Subscription Agreements. In the event that any of the F-3 Obligations is not timely satisfied, except to the extent the failure to timely satisfy such F-3 Obligation is primarily due to any actions taken or omitted to be taken by the Company after the Closing that is not in accordance with (A) GAAP, and (B) Regulation S-X under the Securities Act or Regulation S-K under the Securities Act, as applicable, or without reasonable prior consultation with Ms. Jiang or the Qualified Accounting Firm, the Sellers shall, severally and jointly, pay liquidated damages to Buyer in the amount of US$420,000 (the “F-3 Liquidated Damages”). Buyer may elect, in its sole discretion, to satisfy a portion of the F-3 Liquidated Damages by drawing from the Escrow Account, with the Sellers remaining jointly and severally liable for the balance of such liquidated damages. The F-3 Liquidated Damages shall constitute the sole and exclusive monetary remedy of Buyer, Buyer’s Affiliates, and the Post-Closing Company against the Sellers with respect to failure to satisfy the F-3 Obligations. Buyer and the Sellers each acknowledges that (i) the agreements contained in this Section 6.09(a) are an integral part of the Contemplated Transactions, and (ii) the damages resulting from the failure to satisfy the F-3 Obligations are uncertain and incapable of accurate calculation and therefore, the amount payable pursuant to this Section 6.09(a) is not a penalty but rather constitutes a reasonable amount of Losses that will compensate Buyer and its Affiliates.

(b) Sellers shall cause the 2025 Form 20-F, signed and certified by Ms. Jiang in her capacity as Chief Accounting Officer and principal financial officer of the Company and including an unqualified audit opinion by a Qualified Accounting Firm with respect to the financial statements included in the 2025 Form 20-F, to be filed timely with the Commission on or before January 30, 2026 (collectively, the “2025 Filing Obligation”). In the event that the 2025 Filing Obligation is not timely satisfied, except to the extent the failure to timely satisfy the 2025 Filing Obligation is primarily due to any actions taken or omitted to be taken by the Company after the Closing that is not in accordance with (A) GAAP, and (B) Regulation S-X under the Securities Act or Regulation S-K under the Securities Act, as applicable, or without reasonable prior consultation with Ms. Jiang or the Qualified Accounting Firm, the Sellers shall, severally and jointly, pay liquidated damages to Buyer in the amount of US$700,000 (the “20-F Liquidated Damages”). Buyer may elect, in its sole discretion, to satisfy a portion of the 20-F Liquidated Damages by drawing from the Escrow Account, with the Sellers remaining jointly and severally liable for the balance of such liquidated damages. The 20-F Liquidated Damages shall constitute the sole and exclusive monetary remedy of Buyer, Buyer’s Affiliates, and the Post-Closing Company against the Sellers with respect to failure to satisfy the 2025 Filing Obligation. Buyer and the Sellers each acknowledges that (i) the agreements contained in this Section 6.09(b) are an integral part of the Contemplated Transactions, and (ii) the damages resulting from the failure to satisfy the 2025 Filing Obligation are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to this Section 6.09(b) are not a penalty but rather constitute a reasonable amount of Losses that will compensate Buyer and its Affiliates.

Section 6.10 Reverse Share Split. Until the one (1) year anniversary of the Closing, Buyer shall use its best efforts to cause the Post-Closing Company to effect any reverse share split or equivalent action solely for the purpose of regaining compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”); provided that in no event shall the effective date of any reverse share split be earlier than January 15, 2026, unless otherwise approved by the Seller Representative in writing in advance. Until the eleven (11) month anniversary of the date the Company first regains compliance with the Minimum Bid Price Rule following the date of this Agreement, the Buyer shall use best efforts to cause the Post-Closing Company not to effect any reverse share split or equivalent action, unless otherwise approved by the Seller Representative in writing in advance, or except that such action is required to regain compliance with the Minimum Bid Price Rule.

ARTICLE VII
INDEMNIFICATION

Section 7.01 Survival.

(a) All representations and warranties of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect: (i) with respect to those representations and warranties that are not Fundamental Representations, for twelve (12) months following the Closing Date; and (ii) with respect to those representations and warranties that are Fundamental Representations, until the date that is sixty (60) days after the expiration of the applicable statute of limitations relating thereto. All covenants and agreements of the Parties contained in this Agreement or any certificate delivered pursuant hereto or in connection herewith shall survive the Closing and remain in full force and effect until such covenant or agreement has been fully performed or fulfilled in accordance with its terms.

(b) Notwithstanding Section 7.01(a), (i) any claims which are timely asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved, and (ii) any claim relating to fraud, willful misconduct or intentional misrepresentation shall survive indefinitely or until the latest date permitted by Applicable Law.

Section 7.02 Indemnification by Sellers. Subject to the other terms and conditions of this ARTICLE VII, each Seller shall, severally based on his, her or its pro rata portion of the Aggregate Purchase Price set forth in Schedule A, and not jointly, indemnify and defend each of Buyer and its Affiliates and their respective Representatives and the Post-Closing Company (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of any inaccuracy in or breach of any of the representations or warranties of the Sellers contained in ARTICLE III (other than the Company Fundamental Representations or the Company Tax Representations).

Section 7.03 Joint Indemnification by Sellers. Subject to the other terms and conditions of this ARTICLE VII, each Seller shall, severally and jointly, indemnify and defend each of the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the Company Fundamental Representations or the Company Tax Representations;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed pursuant to Section 6.04, Section 6.05, Section 6.07 and Section 6.08; and

(c) any inaccuracy or breach of any certificate delivered pursuant to Section 2.03 of this Agreement;

(d) Excluded Liabilities; and

(e) the actions (or inaction) or service of any individual in their capacity as a director, manager, officer, or comparable role of the Company, any current or former Company Subsidiary, or other corporation, limited liability company, partnership, joint venture, trust or other enterprise at the request of the Company or any current or former Company Subsidiary, at any time prior to and including the effective time of the Closing resulting in the Company or any Company Subsidiary having to actually provide any indemnification, advance or pay expenses, make contributions, reimburse, or make other payments to or on behalf of such individual pursuant to any (i) indemnity existing by statute, contract, or pursuant to the provisions of the Memorandum and Articles of Association, articles, by-laws, or other organizational documents of the Company or any Company Subsidiary, or (ii) pursuant to any indemnification or similar agreement.

Section 7.04 Indemnification by each Seller. Subject to the other terms and conditions of this ARTICLE VII, each Seller shall indemnify and defend each of the Buyer Indemnitees against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach by such Seller of any of the representations or warranties of such Seller contained in ARTICLE IV; and

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by such Seller pursuant to this Agreement (other than with respect to Section 6.04, Section 6.05, Section 6.07 and Section 6.08 as contemplated by Section 7.03(b)).

Section 7.05 Indemnification by Buyer. Subject to the other terms and conditions of this ARTICLE VII, Buyer shall indemnify and defend each Seller and their respective Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to, or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Buyer contained in ARTICLE V; and

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by Buyer pursuant to this Agreement.

Section 7.06 Limitations.

(a) The aggregate amount of all payments made by Buyer pursuant to Section 7.05 in satisfaction of claims for indemnification shall not exceed the Aggregate Purchase Price.

(b) The aggregate amount of all payments made by the Sellers pursuant to Section 7.02with respect to any inaccuracy in or breach of any of the representations or warranties contained in ARTICLE III (other than the Company Fundamental Representations or the Company Tax Representations) in satisfaction of claims for indemnification shall not exceed the Aggregate Escrow Amount. The aggregate amount of all payments made by the Sellers pursuant to Section 7.03(e) in satisfaction of claims for indemnification shall not exceed US$500,000. The aggregate amount of all payments made by the Sellers pursuant to Section 7.03 with respect to any inaccuracy in or breach of any of the Company Tax Representations relating to the Company’s Subsidiaries incorporated in Hong Kong in satisfaction of claims for indemnification shall not exceed US$1,000,000. The aggregate amount of all payments that the Sellers are required to make pursuant to Section 7.02, Section 7.03(a), Section 7.03(b), Section 7.03(c), Section 7.03(e) and Section 7.04 in satisfaction of claims for indemnification shall not exceed the aggregate amount of the Purchase Price that the Sellers are collectively entitled to receive pursuant to Section 2.04(a) and Section 7.08.

(c) The recourse by any Buyer Indemnitee for recovery of Losses pursuant to Section 7.02 shall be (i) first to draw against the Escrow Account until the Escrow Account is exhausted, and (ii) then by payment from the Sellers on a several and not joint basis. The recourse by any Buyer Indemnitee for recovery of Losses pursuant to Section 7.03 shall be, at the sole election of the Buyer Indemnitee (i) to draw against the Escrow Account, and/or (ii) by payment from the Sellers on a several and joint basis. The recourse by any Buyer Indemnitee for recovery of Losses in respect of a Seller pursuant to Section 7.04 shall be, at the sole election of the Buyer Indemnitee (i) to draw against the Escrow Account, and/or (ii) by payment from the applicable Seller.

(d) There shall be no adjustment to Sellers’ Purchase Price in respect of Net Current Liabilities until such time as the total amount of Net Current Liabilities exceeds $50,000 (the “Tipping Basket Amount”). If the total amount of Net Current Liabilities exceeds the Tipping Basket Amount, then Sellers shall be responsible for the total amount of Net Current Liabilities (not merely the portion of Net Current Liabilities exceeding the Tipping Basket Amount) such that the Purchase Price payable to each Seller at Closing shall be reduced by an amount equal to (i) the total amount of Net Current Liabilities multiplied by (ii) such Seller’s pro rata portion as set forth on Schedule A hereto (the “Net Current Liabilities Adjustment”).

(e) Notwithstanding anything in this ARTICLE VII to the contrary, in the event of any breach of a representation, warranty, covenant, agreement or obligation by a Party that results from fraud, willful misconduct or intentional misrepresentation, by or on behalf of such Party (including any fraudulent act, willful misconduct or intentional misrepresentation committed or omitted by any Affiliate, officer, director, employee or agent of such Party in connection with the Secondary Purchase), then (A) such representation, warranty, covenant, agreement or obligation will survive consummation of the transactions contemplated hereby and will continue in full force and effect for the period of the applicable statute of limitations, (B) the limitations set forth in Section 7.06(b) shall not apply to any Loss that an Indemnified Party (as defined below) may suffer, sustain or become subject to, as a result of, arising out of, relating to or in connection with any such breach, and (C) none of such Losses shall be subject to or shall count towards the limitations set forth in Section 7.06(b).

(f) For purposes of this ARTICLE VII (including for purposes of determining the existence of any inaccuracy in, or breach of, any representation or warranty and for calculating the amount of any Loss with respect thereto), any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(g) The amount of any Losses that are subject to indemnification under this ARTICLE VII shall be reduced by (i) the amount of any insurance proceeds (including directors’ and officers’ liability insurance (if any)) actually recovered by the Indemnified Party in respect of such Losses, and (ii) indemnification payments or reimbursements received by the Indemnified Party from third parties in respect of such Losses; provided, the amount of any reduction pursuant to subclause (i) or (ii) (collectively, “Alternative Arrangements”) shall be net of the reasonable costs and out-of-pocket expenses incurred in obtaining such collection; and provided further, that pursuing coverage or recovery under subclause (i) or (ii) of this Section 7.06(g) shall not be a condition to an Indemnified Party submitting a claim or receiving indemnification under this ARTICLE VII, and the inability of any Indemnified Party to recover proceeds pursuant to an Alternative Arrangement shall not in any way prevent or limit such Indemnified Party’s rights to indemnification pursuant to this ARTICLE VII. In the event that an Indemnified Party actually receives recovery for Losses pursuant to an Alternative Arrangement, with respect to any Losses for which such Indemnified Party has been indemnified under this ARTICLE VII, then a refund equal to the aggregate amount of recovery from such Alternative Arrangement, net of any expenses and/or Taxes incurred in connection with obtaining such recovery, will be made promptly to the Indemnifying Party. No Indemnified Party shall be required to commence litigation against any insurer or third-party with respect to any Alternative Arrangement.

(h) Each Indemnified Party shall take commercially reasonable actions to mitigate Losses to the extent required by Applicable Law after becoming aware of an event which could reasonably be expected to give rise to such Losses.

(i) No Indemnified Party (with the Buyer Indemnitees on one hand and the Seller Indemnitees on the other) shall be entitled to indemnification under this ARTICLE VII more than once for the same Losses (even if arising under multiple provisions of this Agreement).

Section 7.07 Indemnification Procedures. The Party or Parties making a claim under this ARTICLE VII is referred to as the “Indemnified Party”, and the Party or Parties against whom such claims are asserted under this ARTICLE VII referred to as the “Indemnifying Party”.

(a) If the Indemnified Party receives notice of the assertion or commencement of any Action or other legal proceeding made or brought by any Person who is not a party to this Agreement or an Affiliate of a Party or a director, officer, manager, agent or representative of any of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnified Party shall pay, compromise, and/or defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim under this ARTICLE VII. The Sellers shall cooperate with the Company and the Buyer in all reasonable respects in connection with the defense of any Third-Party Claim.

(b) Any claim by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party prompt written notice thereof. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be actually sustained by the Indemnified Party.

(c) In the event that payment of any amount of Losses, or damages pursuant to Section 6.09, shall be made out of the Escrow Account in accordance with this Agreement, the Seller Representative and Buyer’s representative shall execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release to Buyer or the applicable Buyer Indemnitees the amount of such Losses, or damages pursuant to Section 6.09.

Section 7.08 Release of Aggregate Escrow Amount. Promptly following the twelve (12) month anniversary of the Closing Date (the “Escrow End Date”), Buyer’s representative and the Seller Representative shall deliver a joint written instruction directing the Escrow Agent to distribute any funds remaining in the Escrow Account, less the amount of any Pending Claims as of the Escrow End Date (the “Indemnity Escrow Reserve Amount”) to one or more accounts designated in writing by the Seller Representative. Promptly (and in any event within five (5) Business Days) following the final resolution of any Pending Claim, Buyer’s representative and the Seller Representative shall deliver a joint written instruction directing the Escrow Agent to distribute from the Escrow Account to the Buyer Indemnitee, an amount equal to such portion of the Indemnity Escrow Reserve Amount as is appropriate for the final resolution of any Pending Claim (it being understood that at such time that all Pending Claims are finally resolved, then Buyer’s representative and the Seller Representative shall deliver a joint written instruction directing the Escrow Agent to distribute any remaining funds in the Escrow Account to the Seller Representative on behalf of the Sellers).

Section 7.09 No Circular Recovery. Subject to Section 6.06, no Seller shall be entitled to make any claim for indemnification against Buyer, the Company or any of their respective Affiliates by reason of the fact that such Seller was a controlling person, director, officer, employee, agent or other representative thereof (whether such claim is pursuant to any statute, Organizational Document, contractual obligation or otherwise) with respect to any claim brought by a Buyer Indemnitee under this Agreement. With respect to any claim brought by a Buyer Indemnitee under this Agreement, the Sellers expressly waive any right of subrogation, contribution, advancement, indemnification or other claim against Buyer, the Company or any of their respective Affiliates with respect to any amounts owed by one or more Sellers hereunder.

Section 7.10 Exclusive Remedies. Except for (a) the remedies of specific performance or other equitable relief pursuant to Section 8.08(c) or (d), (b) remedies set forth in Section 6.09 (which shall constitute the sole and exclusive remedy against the Sellers with respect to failure to satisfy the F-3 Obligations or the 2025 Filing Obligation, as applicable) or as otherwise provided in this Agreement, and (c) claims for fraud, willful misconduct or intentional misrepresentation, the Parties acknowledge and agree that from and after Closing their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Expenses. All costs and expenses incurred in connection with this Agreement and the Secondary Purchase shall be paid by the party incurring such costs and expenses unless provided otherwise in this Agreement; provided, that such costs and expenses incurred by or on behalf of Buyer may at Buyer’s election be paid out of the proceeds of the PIPE Financing.

Section 8.02 Notices. All notices, claims, demands, and other communications hereunder (collectively, “Notices”) shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid, if sent to the respective parties at the address set forth on Schedule B, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice; provided, that any Notice sent by or on behalf of Buyer to the Seller Representative in accordance with this Section 8.02 shall constitute Notice to all Sellers.

Section 8.03 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 8.04 Severability. If any term or provision of this Agreement or the application hereof to any Person or circumstance be held illegal, invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such illegality, unenforceability or prohibition and shall be enforced to the greatest extent permitted by Applicable Law, (b) such illegality, unenforceability or prohibition in any jurisdiction shall not invalidate or render illegal or unenforceable such provision as applied (i) to other Persons or circumstances or (ii) in any other jurisdiction, and (c) such illegality, unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

Section 8.05 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto), together with the other Transaction Documents, constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein and supersede all prior and contemporaneous understandings and agreements with respect to the Secondary Purchase, both written and oral, with respect to such subject matter.

Section 8.06 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Party; provided, however, that Buyer may assign and delegate in whole or in part its rights and obligations hereunder without such consent to any Affiliate or assign its rights hereunder without such consent as collateral security to any Person providing financing to Buyer or any of its Affiliates. No assignment shall relieve the assigning Party of any of its obligations hereunder. Except as provided in ARTICLE VII or as otherwise provided in this Agreement, this Agreement is for the benefit of the Parties hereto and their respective successors and permitted assigns, and nothing otherwise herein expressed or implied shall give or be construed to give to any Person, other than the Parties hereto and such successors and permitted assigns, any legal or equitable rights, remedy or claim hereunder.

Section 8.07 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by the Buyer and the Seller Representative. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving; provided, that any such writing signed by the Seller Representative on the behalf of one or more Sellers shall be effective on behalf of such Sellers. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 8.08 Governing Law; Dispute Resolution.

(a) This Agreement and all matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). For the avoidance of doubt “Agreement” in this Section 8.08(a) includes the arbitration agreement in Section 8.08(b).

(b) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the request for arbitration is submitted (the “Rules”). The seat of arbitration and the place of arbitration shall be Hong Kong. The official language of the arbitration shall be English. The number of arbitrators shall be one (1) as appointed in accordance with the Rules; provided, that such arbitrator shall be qualified with respect to the laws of the State of New York. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c) Notwithstanding the foregoing in this Section 8.08, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 8.08(b), any Party may, to the extent permitted under the Rules, seek an interim injunction or other form of relief from the HKIAC as provided for in the Rules. Nothing in this Section 8.08 shall be construed as preventing a Party from seeking interim or interlocutory relief in aid of any arbitration or in connection with enforcement proceedings in any court of competent jurisdiction.

(d) The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party to this Agreement (i) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in this Section 8.08, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (ii) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each Party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 8.09 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 8.10 Seller Representative.

(a) Each of the Sellers hereby appoints and designates the Seller Representative for the purposes of representing his, her, or its individual interests. Each of the Sellers hereby authorizes the Seller Representative to act on his, her or its behalf with respect to all matters arising under this Agreement or any Transaction Document requiring or contemplating the possibility of some notice to be sent to or from, or some action to be taken by, the Sellers, including acting as the Sellers’ representative for the purpose of resolving, settling or compromising on behalf of the Sellers any claims made by any Buyer Indemnitee under ARTICLE VII or any disputes arising therefrom or with respect thereto, representing the Sellers in any indemnification procedures under ARTICLE VII, taking actions pursuant to the Escrow Agreement, or approving any waivers or amendments in accordance with Section 8.07. Each Seller hereby agrees to be bound by any and all notices sent and actions taken (and notices not sent and actions not taken) by the Seller Representative on his, her, or its behalf pursuant to this Agreement or the Escrow Agreement. If for any reason the Seller Representative shall be unable to perform its duties hereunder as the Seller Representative, the Sellers shall appoint a replacement Seller Representative. Buyer shall be entitled to rely exclusively upon any communications or writings given or executed by the Seller Representative and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by the Seller Representative. Buyer shall be entitled to rely on the actions, notices, and communications of the Seller Representative on behalf of the Sellers and disregard any notices or communications given or made by any Seller, in his or its individual capacity, which is contrary to a notice or communication given or made by the Seller Representative. Each Seller further agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Seller Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Seller. Except in the event of fraud by the Seller Representative, all decisions and actions by the Seller Representative shall be binding upon all of the Sellers, and no Seller shall have the right to object, dissent, protest or otherwise contest the same.

(b) In performing his duties under this Agreement, and in exercising or failing to exercise all or any of the powers conferred upon the Seller Representative hereunder, the Seller Representative shall not assume any, and shall incur no, responsibility to any Seller by reason of any error in judgment or other act or omission performed or omitted in connection with the Agreement, unless by the Seller Representative’s gross negligence or willful misconduct.

(c) Notwithstanding anything to the contrary in this Section 8.10: (i) each Seller authorizes the Seller Representative to designate one or more bank accounts to receive on such Seller’s behalf any amount owed to such Seller under this Agreement, (ii) payment of any amount owed to a Seller under this Agreement made by or on behalf of Buyer to one or more accounts designated by the Seller Representative fully discharges Buyer’s obligation with respect to such amount, (iii) each Seller agrees not to pursue claims against the Buyer or any party other than the Seller Representative for payment of any amount owed to such Seller under this Agreement that has been paid by or on behalf of Buyer to one or more accounts designated by the Seller Representative, and (iv) a Seller’s only recourse for improper distribution by the Seller Representative is solely against the Seller Representative.

Section 8.11 Reserved.

Section 8.12 Disclosure Schedules. The Disclosure Schedules have been arranged, for purposes of convenience only, as separate parts corresponding to the Sections of this Agreement in which each Schedule appears. The representations and warranties contained in ARTICLE III and ARTICLE IV of this Agreement are subject to the exceptions and disclosures set forth in the part of the Disclosure Schedules corresponding to the particular Section of ARTICLE III or ARTICLE IV in which such representation and warranty appears. The information set forth in the Disclosure Schedules are intended only to qualify the representations, warranties and covenants of the Sellers contained in this Agreement.

Section 8.13 Termination. This Agreement may be terminated prior to the Closing:

(a) by mutual written agreement of the Buyer and the Seller Representative;

(b) by Buyer upon written notice to the Seller Representative if the Secondary Purchase shall not have been consummated by November 6, 2025); provided that the right to terminate this Agreement under this Section 8.13(b) shall not be available to Buyer if its failure to perform any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(c) by the Seller Representative upon written notice to Buyer if the Secondary Purchase shall not have been consummated by November 6, 2025); provided that the right to terminate this Agreement under this Section 8.13(c) shall not be available to the Seller Representative if the Sellers’ failure to perform any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(d) by Buyer upon written notice to the Seller Representative (provided that Buyer is not in material breach of its obligations under this Agreement) if there has been a breach of, or inaccuracy in, any representation, warranty, covenant or agreement of the Sellers that would cause the conditions set forth in Section 2.05(b)(i) or Section 2.05(b)(ii) to not be satisfied; or

(e) by Buyer, if the Company (i) files for or enters into bankruptcy, receivership, administration, restructuring, corporate rescue or other similar proceedings or (ii) a liquidator, administrator, restructuring officer, or similar Person is appointed on behalf of the Company under any applicable administration, scheme of arrangement, restructuring, receivership, corporate rescue, insolvency, bankruptcy, or reorganization laws.

[Signature pages follow.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLER REPRESENTATIVE

/s/ Kazuho Komoda
Kazuho Komoda

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SELLERS:

GRAND ACHIEVE INTERNATIONAL LIMITED

By:	/s/ Chen Baqing
Name:	CHEN BAQING
Title:	Director

/s/ Liang Huizhen
LIANG HUIZHEN

/s/ Shi Xiaona
SHI XIAONA

/s/ Qiu Yaling
QIU YALING

/s/ Zhang Xiaoqing
ZHANG XIAOQING

/s/ Komoda Kazuho
KOMODA KAZUHO

/s/ Yang Yanpeng
YANG YANPENG

/s/ Zhang Yonghui
ZHANG YONGHUI

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BUYER:

KIARA CAPITAL HOLDING LIMITED

By:	/s/ Authorized Signatory
Name:	Authorized Signatory

[Signature Page to Securities Purchase Agreement]

Schedule A

Particulars of Sellers

Intentionally Omitted.

Schedule B

Notice Addresses

Intentionally Omitted.

Schedule C

Net Current Liabilities

Intentionally Omitted.

Schedule 5.08

Intentionally Omitted.